UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2025

DIGITAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40400	46-1942864
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 Lavaca Street, Austin, TX 78701

(Address of principal executive offices) (Zip Code)

(209) 651-0172

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 16, 2025, Digital Brands Group, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with 1800 Diagonal Lending, LLC (the “1800 Diagonal”), pursuant to which the 1800 Diagonal made a loan to the Company, evidenced by a promissory note in the aggregate principal amount of $121,900.00, including an original issue discount of $15,900.00 (the “Note”). The purchase price of the Note is $106,000.00 (the “Purchase Price”). The Purchase Agreement contains certain customary representations, warranties, and covenants made by the Company. Under the Note, the Company is required to make nine (9) payments of $15,169.77, which includes a one-time interest charge of twelve percent (12%) ($14,628.00). The first payment is due on February 16, 2025, with eight subsequent payments due each month thereafter. The Note matures on October 16, 2025, and contains customary events of default.

Upon the occurrence of any event of default under the Note, (i) the Note will become immediately due and payable in an amount equal to 150% times the outstanding principal and accrued interest under the Note plus default interest at the rate of twenty-two percent (22%) per annum (the “Default Amount”), and (ii) 1800 Diagonal will have the right to convert the balance owed under the Note, including the Default Amount, into shares of common stock of the Company (“Common Stock”) at a conversion price equal to 61% of the lowest closing bid price during the ten trading days prior to the conversion date. The Note provides that 1800 Diagonal and its affiliates may not own greater than 4.99% of the Company’s outstanding shares of Common Stock at any time, and that the total aggregate number of shares of Common Stock that may be issued upon conversion of the Note shall not exceed 19.99% of the shares of Common Stock outstanding as of January 16, 2025.

The Company received the Purchase Price minus applicable fees on January 21, 2025, and intends to use the proceeds from the Note for general working capital purposes.

The foregoing descriptions of the Note and Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of each document, attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

On or around January 21, 2025, the Company entered into a vendor agreement (the “Vendor Agreement”) with MavDB Consulting LLC (the “Vendor”). The engagement of the Vendor is for a five (5) year period and the vendor services to be provided include, but are not limited to, product content production, social media marketing, engagement of influencers and student athletes for product awareness, and event and staffing costs (the “Services”). In consideration for the Services, the Company will pay the Vendor a vendor fee equal to $3,000,000 (the “Cash Fee”) within thirty calendar days after the date of the Agreement (the “Payment Period”), provided, however, that Vendor may elect to receive the Vendor Shares (as defined below) and/or Vendor Pre-Funded Warrants (as defined below) as described below in lieu of the Cash Fee by providing written notice to the Company of such election during the Payment Period (the “Written Notice”). The “Vendor Shares” shall mean a number of Common Stock equal to the Cash Fee divided by $1.45, provided, however, if the issuance of any of the Vendor Shares would cause the Vendor to exceed 4.99% of the of the outstanding Common Stock, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder, then the Company shall instead issue to Vendor pre-funded warrants (the “Vendor Pre-Funded Warrants”) for the purchase of the amount of Vendor Shares in excess of the beneficial ownership limitation, provided, further, that if the Vendor specifies in the Written Notice that the Vendor elects to receive Vendor Pre-Funded Warrants in lieu of the entire amount of the Vendor Shares, then the Company shall instead issue to Vendor the Vendor Pre-Funded Warrants to purchase the entire amount of the Vendor Shares. The Vendor delivered the Written Notice to the Company during the Payment Period and the Company issued the Vendor Pre-Funded Warrants for the purchase of 2,068,965 shares of Common Stock to Vendor on January 21, 2025.

The Vendor Pre-Funded Warrants have an initial exercise price per share of Common Stock equal to $0.01. The Vendor Pre-Funded Warrants are immediately exercisable and will expire five (5) years after the issuance date of the Vendor Pre-Funded Warrants. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events. The Vendor Pre-Funded Warrants will be exercisable, at the option of the Vendor, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise). The Vendor (together with its affiliates) may not exercise any portion of the Vendor Pre-Funded Warrants to the extent that the Vendor would own more than 4.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the Vendor to us, the Vendor may increase the amount of beneficial ownership of outstanding shares after exercising the Vendor’s Pre-Funded Warrants up to 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Vendor Pre-Funded Warrants. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the Vendor may elect instead to receive upon such exercise (either in whole or in part) the number of shares of Common Stock determined according to a cashless formula set forth in the Vendor Pre-Funded Warrants.

The foregoing descriptions of the Vendor Agreement and Pre-Funded Warrant do not purport to be complete and are subject to, and qualified in their entirety by, the full text of each document, attached hereto as Exhibits 10.3 and 4.1, respectively, and incorporated herein by reference.

On January 22, 2025, the Company issued a promissory note in the principal amount of $260,000.00 (the “Second Note”) to Joshua Bartch (“Investor”), pursuant to which the Investor made a loan to the Company. The Second Note carries an original issue discount of $60,000.00, and accordingly the purchase price of the Second Note is $200,000.00. The Second Note matures on April 22, 2025, and contains customary events of default. Upon the occurrence of any event of default under the Second Note, the Second Note will become immediately due and payable in an amount equal to the outstanding principal and accrued interest under the Second Note plus default interest at the rate of sixteen percent (16%) per annum.

The foregoing description of the Second Note does not purport to be complete and is subject to, and qualified in the entirety by, the full text of the document, attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01of this Current Report on Form 8-K is incorporated herein by reference. The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the private placement of the securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, each recipient is an accredited investor, each recipient acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Pre-Funded Warrant issued by the Company to MavDB, dated as of January 21, 2025
10.1	Securities Purchase Agreement between the Company and 1800 Diagonal, dated as of January 16, 2025
10.2	Promissory Note issued by the Company to 1800 Diagonal, dated January 16, 2025
10.3	Vendor Agreement between the Company and MavDB, dated as of January 21, 2025
10.4	Promissory Note issued by the Company to Bartch, dated January 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Dated: January 23, 2025	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer